ARTICLES OF INCORPORATION

                                       of

                              Aarica Holdings, Inc.


         The undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as Incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the
Corporation:


                                    ARTICLE I

                                      NAME

              The name of the Corporation is Aarica Holdings, Inc..

                                   ARTICLE II
                                    DURATION

             The period of the Corporation's duration is perpetual.


                                   ARTICLE III


                                    PURPOSES

          The purpose or purposes for which the Corporation is organized are:

          To transact any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act, as currently in effect or hereafter amended, to have and exercise all of the powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act, and to do any or all of the things herein set forth to the same extent as natural persons might or could do; provided, however, that nothing stated herein shall authorize this Corporation to be organized for or to transact any business in the State of Texas that is prohibited by any laws of the State of Texas, as now existing or hereafter amended or enacted, or by these Articles.


                                   ARTICLE IV


                                  CAPITAL STOCK

         Section 1. The Corporation shall have authority to issue two classes of capital stock, designated "Common Stock" and "Preferred Stock", respectively. The aggregate number of shares of Common Stock authorized to be issued is twenty million (20,000,000) shares with a par value of one cent ($0.01) per share. The aggregate number of shares of Preferred Stock authorized to be issued is three million (3,000,000) shares with a par value of $.01 per share.

         Section 2. Each share of Common Stock shall have one vote on each matter submitted to a vote of shareholders. Cumulative voting is expressly prohibited and denied with respect to the election of directors of the Corporation and any and all other matters submitted to a vote of the shareholders.

         Section 3. The Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of shareholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers or more than one vote per share) and such designations, powers, preferences, and relative participating optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of directors, in such resolution, or resolutions, may increase or decrease the number of shares within each such series; provided, however, the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         Section 4. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of shareholder approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion shall deem to be in the best interests of the Corporation.

         Section 5. No shareholder of the Corporation or other persons shall be entitled to any pre-emptive or preferential right whatsoever to acquire, purchase or subscribe for (i) any additional or unissued shares or treasury shares of the Corporation, (ii) any securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, or (iii) any other securities of the Corporation; provided, however, that nothing in this paragraph shall restrict or prohibit the Corporation from creating, issuing, offering, distributing, or otherwise granting any warrants, options, rights of first refusal, conversion rights subscription rights or other rights entitling shareholders or other persons to acquire any shares or other securities of the Corporation; provided, further, that such issuance may not be inconsistent with any provision of law or with any provision of these Articles.


                                    ARTICLE V


                            COMMENCEMENT OF BUSINESS

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand and no/100 dollars ($1,000.00), consisting of money, labor done or property actually received; provided, however, that failure to comply with the requirements of this Article V shall not affect the validity of any action taken by the Corporation.

                                   ARTICLE VII


                                 INDEMNIFICATION

         The Corporation shall indemnify any director or officer, or former director or officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation of which this Corporation owns shares of capital stock or of which it is a creditor to the fullest extent permitted by the Texas Business Corporation Act and as provided in the By-laws of the Corporation.

                                  ARTICLE VIII


                                     BY-LAWS


         The Board of Directors shall adopt the initial By-laws of the Corporation. Except to the extent such power may be modified or divested by action of shareholders representing a simple majority of the issued and outstanding shares of the capital stock of the Corporation taken at a regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the By-laws of the Corporation shall be vested in the Board of Directors, subject to repeal or change by action of the Corporation's shareholders.


                                   ARTICLE IX


                 INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

                  Section 1. No contract or transaction between the Corporation and one or more of its directors or officers, or between any corporation, partnership, association or other organization in which one or more of the directors or officers of the Corporation are directors, officers or partners or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because its or their votes are counted for such purposes, if any one of the following conditions are met:

         (i) The material facts concerning the relationship or interest of the director or officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the
Corporation or the committee thereof that authorizes the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

         (ii) The material facts concerning the relationship or interest of the director or officer and the material facts concerning the contract or transaction are disclosed or are known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the shareholders of the Corporation at any annual or special meeting of shareholders called for that purpose; or

         (iii) The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the shareholders of the Corporation.


                  Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.


                                    ARTICLE X


                           REGISTERED OFFICE AND AGENT


         The street address of the  Corporation's  initial  registered office is
8214  Westchester  Drive,   Suite  500  Dallas,   Texas  and  the  name  of  the
Corporation's initial registered agent at such address is Maurice J. Bates.


                                   ARTICLE XII


                                    DIRECTORS


         The number of directors of the Corporation shall be fixed in the manner provided in the By-laws of the Corporation. The initial Board of Directors shall consist of one member The name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his respective successor has been elected and qualified is as follows:

                                                    Caorl Kolozs
                                                    1080 Howell Branch Road
                                                    Winter Park, Florida 32789


                                   ARTICLE XI


                                  INCORPORATOR

The name and address of the incorporator is:

                                Maurice J. Bates
                                8214 Westchester
                                    Suite 500
                               Dallas, Texas 75225

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of October, 1998.



                                                        /s/ Maurice J. Bates
                                                        ---------------------
                                                            Maurice J. Bates


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